UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2013

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan	38-2007430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan	48226-5099
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2013, Compuware Corporation (“Compuware”) notified Peter Karmanos Jr., its former Chairman and Chief Executive Officer, that it was terminating his post-retirement consulting agreement, dated October 25, 2012 (also called the transition employment agreement, the “Agreement”), for cause, effective October 1, 2013. As a result of such termination, Mr. Karmanos will receive, as provided in the Agreement, his base salary payable through the date of termination and any bonus payments earned through the date of termination, payable in accordance with the bonus plan’s terms for employment termination due to cause.  The outstanding stock options and restricted stock units held by Mr. Karmanos will be treated in accordance with the terms of the related grant agreements relating to termination of employment for cause, as provided in the Agreement. The Agreement is described in Compuware’s Current Report on Form 8-K, filed October 29, 2012, and such description is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: September 27, 2013	By:	/s/ Joseph R. Angileri
Joseph R. Angileri
Chief Financial Officer &
Treasurer